As filed with the U.S. Securities and Exchange Commission on March 22, 2023

Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-8

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

Rani Therapeutics Holdings, Inc.

(Exact name of registrant as specified in its charter)

Delaware	86-3114789
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

2051 Ringwood Avenue

San Jose, California 95131

(Address of Principal Executive Offices) (Zip code)

Rani Therapeutics Holdings, Inc. 2021 Equity Incentive Plan

Rani Therapeutics Holdings, Inc. 2021 Employee Stock Purchase Plan

(Full titles of the plans)

Talat Imran

Chief Executive Officer

Rani Therapeutics Holdings, Inc.

2051 Ringwood Avenue

San Jose, California 95131

(408) 457-3700

(Name and address of agent for service) (Telephone number, including area code, of agent for service)

Copies to:

Josh Seidenfeld Cooley LLP 3175 Hanover Street Palo Alto, California 94304 (650) 843-5000

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company,” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer ☐	Accelerated filer ☐
Non-accelerated filer ☒	Smaller reporting company ☒
Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☐

PART I

EXPLANATORY NOTE AND GENERAL INSTRUCTION E INFORMATION

The Registrant is filing this Registration Statement on Form S-8 for the purpose of registering an additional 2,470,580 shares of Class A common stock under the Rani Therapeutics Holdings, Inc. 2021 Equity Incentive Plan and an additional 100,000 shares of Class A common stock under the Rani Therapeutics Holdings, Inc. 2021 Employee Stock Purchase Plan, pursuant to the provisions of each plan which provide for annual automatic increases in the number of shares of Class A common stock reserved for issuance under each respective plan.

The Registration Statement is being filed for the purpose of increasing the number of securities of the same class as other securities for which Registration Statements on Form S-8 of the Registrant relating to the same employee benefit plans set forth herein are effective. Pursuant to General Instruction E of Form S-8, this Registration Statement incorporates by reference the contents of the registration statements on Form S-8 relating to the 2021 Equity Incentive Plan and the 2021 Employee Stock Purchase Plan filed by the Registrant with the Securities and Exchange (the “SEC”) on August 3, 2021 (File No. 333-2584150) and on March 31, 2022 (File No. 333-264018).

PART II

Item 3. Incorporation Of Certain Documents By Reference.

The following documents filed by Rani Therapeutics Holdings, Inc. (the “Registrant”) with the Commission are incorporated by reference into this Registration Statement:

(a)
The Registrant’s Annual Report on Form 10-K for the year ended December 31, 2022, filed with the SEC on March 22, 2023;
(b)
The Registrant’s Current Report on Form 8-K filed with the SEC on January 9, 2023; and
(c)
The description of the Registrant’s Class A common stock which is contained in a registration statement on Form 8-A filed with the Commission on July 26, 2021 (File No. 001-40672) under Section 12(b) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), including any amendment or report filed for the purpose of updating such description.

All other reports and documents subsequently filed with the Commission by the Registrant pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act (other than Current Reports furnished under Item 2.02 or Item 7.01 of Form 8-K and exhibits furnished on such form that relate to such items) on or after the date of this Registration Statement and prior to the filing of a post-effective amendment to this Registration Statement which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference herein and to be a part of this Registration Statement from the date of the filing of such reports and documents. Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein or in any subsequently filed document that also is deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

Item 8. Exhibits.

		Incorporated by Reference
Exhibit Number	Description	Schedule Form	File Number	Exhibit	Filing Date
4.1	Amended and Restated Certificate of Incorporation of the Registrant, as currently in effect.	S-1/A	333-257809	3.1	July 26, 2021
4.2	Amended and Restated Bylaws of the Registrant, as currently in effect.	S-1	333-257809	3.4	July 9, 2021
4.3	Specimen Class A common stock certificate of the Registrant.	S-1/A	333-257809	4.1	July 26, 2021
5.1*	Opinion of Cooley LLP.
23.1*	Consent of Cooley LLP (included in Exhibit 5.1).
23.2*	Consent of Independent Registered Public Accounting Firm.
24.1*	Power of Attorney (included on the signature page of this registration statement).
99.1	Rani Therapeutics, LLC 2016 Equity Incentive Plan and forms of agreement thereunder.	S-1	333-257809	10.5	July 9, 2021
99.2	Rani Therapeutics Holdings, Inc. 2021 Equity Incentive Plan.	S-1/A	333-257809	10.7	July 26, 2021
99.3	Forms of Agreement under the Rani Therapeutics Holdings, Inc. 2021 Equity Incentive Plan.	10-K	001-40672	10.8	March 31, 2022
99.4	Rani Therapeutics Holdings, Inc. 2021 Employee Stock Purchase Plan.	S-1/A	333-257809	10.8	July 26, 2021
107*	Filing Fee Table

* Filed herewith

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of San Jose, State of California, on March 22, 2023.

Rani Therapeutics Holdings, Inc.

By:	/s/ Talat Imran
Talat Imran
Chief Executive Officer

POWER OF ATTORNEY

KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Talat Imran and Svai Sanford, and each or any one of them, his or her true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this registration statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in connection therewith, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them, or their or his or her substitutes or substitute, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Talat Imran	Chief Executive Officer and Director	March 22, 2023
Talat Imran	(Principal Executive Officer)

/s/ Svai Sanford	Chief Financial Officer	March 22, 2023
Svai Sanford	(Principal Financial and Accounting Officer)

/s/ Dennis Ausiello	Director	March 22, 2023
Dennis Ausiello

/s/ Lyn Baranowski	Director	March 22, 2023
Lyn Baranowski

/s/ Jean-Luc Butel	Director	March 22, 2023
Jean-Luc Butel

/s/ Laureen DeBuono	Director	March 22, 2023
Laureen DeBuono

/s/ Andrew Farquharson	Director	March 22, 2023
Andrew Farquharson

/s/ Mir Imran	Director	March 22, 2023
Mir Imran

/s/ Maulik Nanavaty	Director	March 22, 2023
Maulik Nanavaty

/s/ Lisa Rometty	Director	March 22, 2023
Lisa Rometty